Exhibit 99

VIACOM REPORTS DOUBLE-DIGIT GROWTH

FOR FOURTH QUARTER AND FULL-YEAR FISCAL 2011

•	Fourth Quarter Revenues Increased 22%; Adjusted Operating Income Grew 27%

•	Fourth Quarter Adjusted Net Earnings Increased 33% to $614 Million; Adjusted Diluted EPS Climbed 41% to $1.06

•	Full-Year Adjusted Operating Income Up 13% and Adjusted Diluted EPS Increased 25%, on 12% Higher Revenues

•	Company Announces Major Expansion of Stock Repurchase Program to $10 Billion From $4 Billion

2011 Results

	Quarter Ended September 30,		B/(W)	Year Ended September 30,		B/(W)
(in millions, except per share amounts)	2011	2010	2011 vs. 2010	2011	2010	2011 vs. 2010

Revenues	$4,053	$3,330	22%	$14,914	$13,356	12%

Operating income	929	837	11	3,710	3,348	11

Adjusted operating income(1)	1,059	837	27	3,854	3,408	13

Net earnings from continuing operations attributable to Viacom	576	488	18	2,146	1,899	13

Adjusted net earnings from continuing operations attributable to Viacom(1)	614	461	33	2,247	1,841	22

Diluted EPS from continuing operations	1.00	0.80	25	3.61	3.11	16

Adjusted diluted EPS from continuing operations(1)	$1.06	$0.75	41%	$3.78	$3.02	25%

(1)	Adjusted measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

New York, N.Y., November 10, 2011 – Viacom Inc. (NYSE: VIA, VIA.B) today reported strong double-digit growth for the fiscal 2011 fourth quarter and full year ended September 30, 2011, driven by solid performances in its Media Networks and Filmed Entertainment segments.

Viacom also announced that its Board of Directors approved a major expansion of its stock repurchase program to $10 billion from $4 billion. The Company intends to purchase shares from time to time reflecting its normal seasonal cycle of cash generation.

Consolidated revenues in the fourth quarter increased 22% to $4.05 billion, driven by growth in both business segments. Fourth quarter adjusted operating income grew 27% to $1.06 billion, reflecting a significant increase in profitability in the Filmed Entertainment segment and double-digit growth in the Media Networks segment. Filmed Entertainment gains stemmed from strong theatrical and home entertainment performance during the quarter, while increases at Media Networks reflect a 7% rise in worldwide advertising revenues and 11% growth in worldwide affiliate fees. Adjusted net earnings from continuing operations attributable to Viacom in the fourth quarter increased 33% to $614 million, with adjusted diluted earnings per share from continuing operations of $1.06, up 41% over the prior year’s quarterly results of $0.75.

Consolidated revenues for the full-year 2011 increased 12% to $14.91 billion, with significant contributions from both Media Networks and Filmed Entertainment. Full-year adjusted operating income grew 13% to $3.85 billion, reflecting higher advertising and affiliate revenues in Media Networks. Full-year adjusted net earnings from continuing operations attributable to Viacom rose 22% to $2.25 billion and full-year adjusted diluted earnings per share from continuing operations increased 25% to $3.78.

Sumner M. Redstone, Executive Chairman of Viacom, said, “Viacom’s performance in fiscal 2011 once again illustrates the value of our focused strategy and strong leadership. Viacom’s powerful brands are enhanced by operational and financial discipline, which continues to drive our results and build value for shareholders.”

Philippe Dauman, President and Chief Executive Officer of Viacom, said, “2011 was an outstanding year, highlighted by significant creative milestones, strong topline growth and expanded profitability across every division of Viacom. Creatively we are at the top of our game, powered by unique audience insights and connections, coupled with consistent investment in innovative programming at our marquee media networks, including MTV, Nickelodeon, Comedy Central, and BET. Paramount Pictures is benefiting from a disciplined franchise-centric approach that has produced an unprecedented number of hits in the domestic and international box office.

We enter a new fiscal year with a proven track record of managing our operations effectively in every economic environment. Our financial position is as strong as it has ever been, which allows us to continue to invest in the growth of our businesses, including new branded television networks in the U.S. and internationally, and Paramount’s recently launched animation label. At the same time, we continue to deliver greater returns to shareholders. In 2011, our ability to generate strong free cash flow allowed us to not only increase our dividend, but also to repurchase $2.5 billion in Viacom shares. Demonstrating our confidence in Viacom’s long-term outlook, the Board approved today a significant increase in our buyback program to $10 billion.”

Revenues

	Quarter Ended September 30,		B/(W)	Year Ended September 30,		B/(W)
(in millions)	2011	2010	2011 vs. 2010	2011	2010	2011 vs. 2010

Media Networks	$2,292	$2,128	8%	$9,145	$8,331	10%
Filmed Entertainment	1,793	1,231	46	5,923	5,153	15
Eliminations	(32)	(29)	N/M	(154)	(128)	N/M

Total revenues	$4,053	$3,330	22%	$14,914	$13,356	12%

N/M - Not Meaningful

Quarterly revenues of $4.05 billion increased 22% from $3.33 billion in the prior year. Media Networks contributed $2.29 billion in revenues, an 8% gain over the same period last year, driven principally by growth in advertising and affiliate revenues. Both worldwide and domestic advertising revenues rose 7% in the quarter. Worldwide affiliate revenues increased 11% to $883 million, driven largely by rate increases. Filmed Entertainment revenues grew 46% to $1.79 billion, principally due to the strong performance of Transformers: Dark of the Moon in theatrical and home entertainment markets, as well as higher ancillary revenues, due in part to availability of titles for digital distribution.

Full-year revenues rose 12% to $14.91 billion, versus revenues of $13.36 billion in the year ended September 30, 2010. Media Networks delivered $814 million of the increase, reflecting a 10% gain in advertising revenues to $5.0 billion and a 12% gain in affiliate fees to $3.52 billion, which more than offset a 2% decline in ancillary revenues. Domestic advertising revenues rose 10%. Domestic affiliate revenues increased 12%, largely as a result of rate increases, as well as the availability of programming for digital distribution arrangements. Filmed Entertainment revenues increased 15% to $5.92 billion, driven by sharply higher theatrical and ancillary revenues, as well as increased television license fees, which were partially offset by lower home entertainment revenues. The size and strength of our film slate were the primary drivers of a 58% increase in theatrical revenues, while ancillary revenues rose 48%, principally reflecting the sale of distribution rights and digital revenues.

Operating Income

	Quarter Ended September 30,		B/(W)	Year Ended September 30,		B/(W)
(in millions)	2011	2010	2011 vs. 2010	2011	2010	2011 vs. 2010

Media Networks	$958	$873	10%	$3,848	$3,381	14%
Filmed Entertainment	185	52	256	341	340	-
Corporate expenses	(47)	(54)	13	(207)	(202)	(2)
Equity-based compensation	(35)	(34)	(3)	(128)	(111)	(15)
Eliminations	(2)	-	N/M	-	-	-

Adjusted operating income(1)	$1,059	$837	27	$3,854	$3,408	13
Restructuring	(130)	-	N/M	(144)	-	N/M
Asset impairment	-	-	-	-	(60)	N/M

Operating income	$929	$837	11%	$3,710	$3,348	11%

N/M – Not Meaningful

(1)	Adjusted measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

Quarterly adjusted operating income of $1.06 billion grew 27% over the prior year’s result of $837 million, driven by a 10% increase in the Media Networks segment and a triple-digit gain in the Filmed Entertainment segment. Higher results in Media Networks stemmed primarily from increases in domestic advertising and affiliate revenue, partially offset by higher programming investments. Filmed Entertainment profits were driven by the strong performance of Transformers: Dark of the Moon.

Full-year adjusted operating income increased $446 million, or 13%, to $3.85 billion from $3.41 billion last year. The increase was driven by higher adjusted operating income of $467 million in Media Networks, principally reflecting increased revenues, partially offset by higher expenses. Filmed Entertainment adjusted operating income was substantially flat. Adjusted full-year 2011 results exclude the impact of the current year restructuring charges, while the adjusted results for prior year exclude the impact of asset impairment.

Quarterly adjusted net earnings from continuing operations attributable to Viacom rose to $614 million, an increase of 33%, compared with $461 million in the same period last year. The increase reflects higher adjusted operating income and a lower effective tax rate. Adjusted diluted earnings per share from continuing operations for the quarter were $1.06, a 41% increase from $0.75 in the prior year’s comparable quarter.

Full-year adjusted net earnings from continuing operations attributable to Viacom increased 22% to $2.25 billion in 2011, primarily due to the increase in tax-effected adjusted operating income and higher equity income principally from EPIX, which generated income this year, compared with a loss in 2010. Full-year 2011 adjusted diluted earnings per share from continuing operations increased $0.76 to $3.78.

Stock Repurchase Program

For the quarter ended September 30, 2011, Viacom repurchased 19.7 million shares under its stock repurchase program, for an aggregate purchase price of $900 million. During the year ended September 30, 2011, Viacom repurchased 55.7 million shares for an aggregate price of $2.5 billion. As of November 9, 2011, Viacom had $7.22 billion remaining in its $10 billion stock repurchase program.

Debt

At September 30, 2011, total debt outstanding, including capital lease obligations, was $7.37 billion, compared with $6.75 billion at September 30, 2010. The Company’s cash balances increased to $1.02 billion at September 30, 2011, compared with $837 million at September 30, 2010.

About Viacom

Viacom is home to the world’s premier entertainment brands that connect with audiences through compelling content across television, motion picture, online and mobile platforms in more than 160 countries and territories. With approximately 160 media networks reaching approximately 700 million global subscribers, Viacom’s leading brands include MTV, VH1, CMT, Logo, BET, CENTRIC, Nickelodeon, Nick Jr., TeenNick, Nicktoons, Nick at Nite, COMEDY CENTRAL, TV Land, Spike TV and Tr3s. Paramount Pictures, America’s oldest film studio and creator of many of the most beloved motion pictures, continues today as a major global producer and distributor of filmed entertainment. Viacom operates a large portfolio of branded digital media experiences, including many of the world’s most popular properties for entertainment, community and casual online gaming.

For more information about Viacom and its businesses, visit www.viacom.com.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect the Company’s current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause actual results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of the Company’s programs, motion pictures and other entertainment content on the various platforms on which they are distributed; technological developments and their effect in the Company’s markets and on consumer behavior; competition for audiences and distribution; the impact of piracy; economic conditions generally, and in advertising and retail markets in particular; fluctuations in the Company’s results due to the timing, mix and availability of the Company’s motion pictures; changes in the Federal communications laws and regulations; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including its 2011 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. Reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on the Company’s website at www.viacom.com.

Contacts
Press:	Investors:
Carl Folta	James Bombassei
Executive Vice President, Corporate Communications	Senior Vice President, Investor Relations
(212) 258-6352	(212) 258-6377
carl.folta@viacom.com	james.bombassei@viacom.com

VIACOM INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	00000000	00000000	00000000	00000000
	Quarter Ended September 30,		Year Ended September 30,
(in millions, except per share amounts)	2011	2010	2011	2010

Revenues	$4,053	$3,330	$14,914	$13,356
Expenses:
Operating	2,185	1,709	7,868	6,888
Selling, general and administrative	741	712	2,921	2,752
Depreciation and amortization	68	72	271	308
Restructuring	130	-	144	-
Asset impairment	-	-	-	60

Total expenses	3,124	2,493	11,204	10,008

Operating income	929	837	3,710	3,348
Interest expense, net	(102)	(103)	(412)	(425)
Equity in net earnings (losses) of investee companies	(11)	(15)	40	(87)
Loss on extinguishment of debt	-	-	(87)	-
Other items, net	(9)	5	(6)	2

Earnings from continuing operations before provision for income taxes	807	724	3,245	2,838

Provision for income taxes	(224)	(234)	(1,062)	(962)

Net earnings from continuing operations	583	490	2,183	1,876
Discontinued operations, net of tax	-	(299)	(10)	(351)

Net earnings (Viacom and noncontrolling interests)	583	191	2,173	1,525

Net (earnings) losses attributable to noncontrolling interests	(7)	(2)	(37)	23

Net earnings attributable to Viacom	$576	$189	$2,136	$1,548

Amounts attributable to Viacom:
Net earnings from continuing operations	$576	$488	$2,146	$1,899
Discontinued operations, net of tax	-	(299)	(10)	(351)

Net earnings attributable to Viacom	$576	$189	$2,136	$1,548

Basic earnings per share attributable to Viacom:
Continuing operations	$1.01	$0.80	$3.65	$3.12
Discontinued operations	$-	$(0.49)	$(0.01)	$(0.57)
Net earnings	$1.01	$0.31	$3.64	$2.55

Diluted earnings per share attributable to Viacom:
Continuing operations	$1.00	$0.80	$3.61	$3.11
Discontinued operations	$-	$(0.49)	$(0.02)	$(0.57)
Net earnings	$1.00	$0.31	$3.59	$2.54

Weighted average number of common shares outstanding:
Basic	569.2	608.5	587.3	607.8
Diluted	577.0	611.3	594.3	610.4

Dividends declared per share of Class A and Class B common stock	$0.25	$0.15	$0.80	$0.30

VIACOM INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	00000000	00000000
	September 30,
(in millions, except par value)	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$1,021	$837
Receivables, net	2,732	2,417
Inventory, net	828	861
Deferred tax assets, net	41	77
Prepaid and other assets	639	281
Assets held for sale	-	76

Total current assets	5,261	4,549
Property and equipment, net	1,057	1,102
Inventory, net	4,239	4,145
Goodwill	11,064	11,035
Intangibles, net	392	467
Deferred tax assets, net	-	156
Other assets	788	568
Assets held for sale	-	74

Total assets	$22,801	$22,096

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$427	$210
Accrued expenses	1,152	1,000
Participants’ share and residuals	1,158	1,059
Program rights obligations	475	390
Deferred revenue	187	256
Current portion of debt	23	31
Other liabilities	520	435
Liabilities held for sale	-	117

Total current liabilities	3,942	3,498
Noncurrent portion of debt	7,342	6,721
Participants’ share and residuals	487	453
Program rights obligations	771	691
Deferred tax liabilities, net	123	-
Other liabilities	1,351	1,343
Redeemable noncontrolling interest	152	131

Commitments and contingencies

Viacom stockholders’ equity:
Class A Common stock, par value $0.001, 375.0 authorized; 51.4 and 52.0 outstanding, respectively	-	-
Class B Common stock, par value $0.001, 5,000.0 authorized; 506.9 and 556.5 outstanding, respectively	1	1
Additional paid-in capital	8,614	8,346
Treasury stock, 207.2 and 151.5 common shares held in treasury, respectively	(8,225)	(5,725)
Retained earnings	8,418	6,775
Accumulated other comprehensive loss	(164)	(114)

Total Viacom stockholders’ equity	8,644	9,283

Noncontrolling interests	(11)	(24)

Total equity	8,633	9,259

Total liabilities and equity	$22,801	$22,096

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following table reconciles the Company’s results for the quarter and year ended September 30, 2011 and 2010 to adjusted results that exclude the impact of certain items identified as affecting comparability (“Factors Affecting Comparability”), including restructuring charges, extinguishment of debt, asset impairment and discrete tax benefits. The Company uses consolidated adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted earnings per share (“EPS”) from continuing operations, as applicable, among other measures, to evaluate the Company’s actual operating performance and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for, operating income, net earnings from continuing operations attributable to Viacom and diluted EPS as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

(in millions, except per share amounts)

	Quarter Ended September 30, 2011
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations

Reported results	$929	$807	$576	$1.00
Factors Affecting Comparability:
Restructuring(3)	130	130	90	0.15
Discrete tax benefits(6)	-	-	(52)	(0.09)

Adjusted results	$1,059	$937	$614	$1.06

	Year Ended September 30, 2011
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations

Reported results	$3,710	$3,245	$2,146	$3.61
Factors Affecting Comparability:
Restructuring(3)	144	144	99	0.17
Extinguishment of debt(4)	-	87	54	0.09
Discrete tax benefits(6)	-	-	(52)	(0.09)

Adjusted results	$3,854	$3,476	$2,247	$3.78

	Quarter Ended September 30, 2010
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations

Reported results	$837	$724	$488	$0.80
Factors Affecting Comparability:
Discrete tax benefits(6)	-	-	(27)	(0.05)

Adjusted results	$837	$724	$461	$0.75

	Year Ended September 30, 2010
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations

Reported results	$3,348	$2,838	$1,899	$3.11
Factors Affecting Comparability:
Asset impairment(5)	60	60	19	0.03
Discrete tax benefits(6)	-	-	(77)	(0.12)

Adjusted results	$3,408	$2,898	$1,841	$3.02

(1)	Pre-tax earnings from continuing operations represent earnings before provision for income taxes.
(2)	The tax impact has been calculated using the rates applicable to the adjustments presented.
(3)

Adjusted results for the quarter ended September 30, 2011 exclude $77 million and $53 million of restructuring charges at the Media Networks and Filmed Entertainment segments, respectively. Adjusted results for the year ended September 30, 2011 also exclude $14 million of employee separation costs attributable to the Media Networks segment, which occurred in the third quarter.

(4)

Adjusted results exclude a pre-tax debt extinguishment loss of $87 million on the repurchase of $582 million of principal of our 6.25% Senior Notes due 2016 pursuant to a cash tender offer completed in March 2011.

(5)	Adjusted results exclude a $60 million non-cash impairment charge in the Media Networks segment related to certain broadcast licenses held by a 32%-owned consolidated entity.
(6)

Adjusted results for the quarter and year ended September 30, 2011 exclude $52 million of discrete tax benefits. Adjusted results for the quarter and year ended September 30, 2010 exclude $27 million and $77 million, respectively, of discrete tax benefits. The discrete tax benefits principally related to reserve releases resulting from effectively settled audits and the disposition of certain assets in September 2010.